Exhibit 23.2

                          LAURENCE SOOKOCHOFF, P. Eng.
                        CONSENT OF GEOLOGICAL CONSULTANT

I hereby consent to the inclusion and reference of the following reports in the Registration Statement on Form S-1 to be filed by Green Star Mining Corp. with the United States Securities and Exchange Commission:

     Report entitled "Geological Evaluation Report on the Golden Princess Lode Mining Claim" dated February 13, 2008.

In addition, I consent to the reference to me under the heading "Experts" in the Registration Statement on Form S-1.

Dated the 22nd day of April, 2008.


/s/ Laurence Sookochoff
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LAURENCE SOOKOCHOFF, P. Eng.